Exhibit 23.1



                CONSENT OF INDEPENDENT ACCOUNTANTS

         We consent to the use, in the registration statement on Form SB-2 of Datalogic International, Inc., of our report dated March 8, 2004 on our audits of the financial statements of Datalogic International, Inc. as of December 31, 2003 and 2002, and the results of its operations and cash flows for the two years then ended, and the reference to us under the caption "Experts".



/S/ Kabani & Company, Inc.
-----------------------------
Kabani & Company, Inc.
Fountain Valley, California

July 26, 2004